PRICING SUPPLEMENT NO. 10                                    Rule 424(b)(3)
DATED: January 26, 1996                                   File No. 33-63561
(To Prospectus dated December 18, 1995
and Prospectus Supplement dated December 18, 1995)


                               $3,650,742,350
                      THE BEAR STEARNS COMPANIES INC.
                        MEDIUM-TERM NOTES, SERIES B
          WITH MINIMUM MATURITY OF NINE MONTHS FROM DATE OF ISSUE

 Principal Amount:            Floating Rate Notes  Book Entry Notes
 $100,000,000                 [x]                  [x]

 Original Issue Date:         Fixed Rate Notes     Certificated Notes
 01/29/96                     [_]                  [_]

 Maturity Date: 01/29/97

 Option to Extend Maturity:   No  [x]

                              Yes [_]   Final Maturity Date:

                                      Optional           Optional
                    Redemption        Repayment          Repayment
 Redeemable On      Price(s)          Date(s)            Price(s)
 -------------      --------          -------            --------

 N/A                N/A               N/A                N/A

Applicable Only to Fixed Rate Notes:
-----------------------------------

Interest Rate:

Applicable Only to Floating Rate Notes:
--------------------------------------

 Interest Rate Basis:                  Maximum Interest Rate: N/A

 [_]  Commercial Paper Rate            Minimum Interest Rate: N/A

 [_]  Federal Funds Rate               Interest Reset Date(s): *

 [_]  Treasury Rate                    Interest Reset Period: Daily

 [_]  LIBOR                            Interest Payment Date(s): **

 [x]  Prime Rate

 [_]  CMT Rate

 Initial Interest Rate: 5.64%          Interest Payment Period: Quarterly

 Index Maturity:  N/A

 Spread (plus or minus): -2.86%


-------------------------
*    Daily on each Business Day.

**   04/29/96, 07/29/96, 10/29/96 and 01/29/97.

The distribution of Notes will conform to the requirements set forth in the applicable sections of Schedule E to the By-laws of the National
Association of Securities Dealers, Inc.




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